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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 19, 2005

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

154 Avenue E Bayonne, NJ 07002
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code	(201) 436-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 19, 2005, Scott Graves tendered his resignation from the board of directors of Maidenform Brands, Inc. (the “Company”) and each subsidiary of the Company of which he was a member, each effective December 31, 2005.

Mr. Graves has served as a director of the Company since May 2004 and has been a director of Maidenform, Inc. since March 2002. Mr. Graves is a member of the audit committee and the compensation committee of the board of directors of the Company. Mr. Graves’ resignation from the board of directors did not involve any disagreement with the Company.

The board of directors of the Company (the “Board”) expects to elect Norman Axelrod to serve on the Audit Committee of the Board and Karen Rose to serve on the Compensation Committee of the Board, each effective as of the date of Mr. Graves’ resignation, to fill the vacancies on those committees created thereby. In addition, the Board expects to elect Mr. Axelrod as the new Chairman of the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: December 23, 2005	By:	/s/ Dorvin D. Lively
Name: Dorvin D. Lively
Title: Chief Financial Officer